Exhibit 10(n)
“*************” DENOTE MATERIAL THAT HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
Amendment No. 12 to Receivables Purchase Agreement
          This AMENDMENT NO. 12 TO RECEIVABLES PURCHASE AGREEMENT, dated as of January 29, 2010 (this “Amendment Agreement”), is made by and among Hasbro Receivables Funding, LLC (the “Seller”), CAFCO, LLC (“CAFCO”), Starbird Funding Corporation (“Starbird”), Citibank, N.A. (“Citibank”), BNP Paribas acting through its New York Branch (“BNP Paribas”), as a Bank and an Investor Agent (each as defined in the Agreement) (as defined below), Citicorp North America, Inc., as program agent (the “Program Agent”) for the Investors (as defined in the Agreement) and the Banks and as an Investor Agent, and Hasbro, Inc., as collection agent (the “Collection Agent”) and as an originator (the “Originator”).
          Preliminary Statements. (1) The Seller, CAFCO, Starbird, Citibank, BNP Paribas, the Program Agent, the Collection Agent, the Investor Agents and the Originator are parties to a Receivables Purchase Agreement, dated as of December 10, 2003, as amended as of August 27, 2004, as of November 18, 2004, as of December 3, 2004, as of December 7, 2005, as of January 23, 2006, as of May 17, 2006, as of December 6, 2006, as of December 18, 2006, as of December 5, 2007, as of December 3, 2008 and as of December 2, 2009 (as amended, the “Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Agreement).
          (2) The Seller, CAFCO, Starbird, Citibank, BNP Paribas, the Program Agent, the Collection Agent and the Originator wish to amend the Agreement.
          NOW, THEREFORE, the parties agree as follows:
          SECTION 1. Amendments to Agreement. Effective as of the date hereof in accordance with Section 2 of this Amendment Agreement, the Agreement is amended as follows:
a. Section 1.01 of the Agreement is amended as follows:
(i) The definition of “Accounting Based Consolidation Event” is hereby deleted in its entirety.
(ii) The definition of “Applicable Margin” is amended by deleting the term “****” in line two thereof and replacing it with the term “******”.
(iii) The definition of “Assignee Rate” is amended by deleting the term “**********************” from the second and third lines from the end thereof and replacing it with the term “*****************”.

(iv) The definition of “Bank Commitment” is amended in its entirety to read as follows:
     “‘Bank Commitment’ of any Bank means, (a) with respect to Citibank, $125,000,000 or such amount as reduced or increased by any transfer under any Assignment and Acceptance entered into among Citibank, another Bank, the Investor Agent for Citibank and the Program Agent, (b) with respect to BNP Paribas, $125,000,000 or such amount as reduced or increased by any transfer under any Assignment and Acceptance entered into among BNP Paribas, another Bank, the Investor Agent for BNP Paribas and the Program Agent or (c) with respect to a Bank (other than Citibank or BNP Paribas) that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank’s Bank Commitment, in each case as such amount may be reduced or increased by an Assignment and Acceptance entered into among such Bank, an Eligible Assignee, the Investor Agent for such Bank and the Program Agent, and as may be further reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Purchase Limit pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Bank’s Bank Commitment; provided that if the Investors and Banks in any Group (the “Departing Group”) shall determine not to extend the Commitment Termination Date or shall approve an extension of the Commitment Termination Date based on a reduced Investor Purchase Limit for their Group, then, if the Investors and the Banks in the other Groups shall nonetheless determine to extend the Commitment Termination Date, effective from such Commitment Termination Date, the Bank Commitment of each Bank in the Departing Group shall be reduced (ratably, or as otherwise mutually agreed by such Banks) or terminated.”
(v) The definition of “Commitment Termination Date” is amended by deleting the date “January 29, 2010” in line one thereof and replacing it with the date “January 28, 2011”.
(vi) The definition of “Concentration Limit” is amended in its entirety to read as follows:
     “‘Concentration Limit’ for any Obligor means ********************************************************************************************************* ********************************************************************************************************* ********************************************************************************************************* ********************************************************************************************************* ********************************************************************************************************* **************************************************************** (“Normal Concentration Limit”), or such other higher percentage or dollar amount (“Special Concentration Limit”) for such Obligor designated by the Program Agent and each Investor Agent in a writing delivered to the Seller; provided that in the case of an Obligor with any Affiliated Obligor, the Concentration Limit shall be calculated as if such Obligor and such

Affiliated Obligor are one Obligor; provided further, that the Program Agent or any Investor Agent may for bona fide credit reasons reduce or cancel any Special Concentration Limit for any Obligor upon three Business Days’ notice to the Seller (with a copy to each of the other Agents). The foregoing notwithstanding, but subject to the two provisos in the previous sentence, the Special Concentration Limit **************************************************************************************************** ********************************************************************************************************* ********************************************************************************************************* ********************************************************************************************************* ********************************************************************************************************* ********************************************************************************************************* ******************************************** as the case may be, shall be the applicable Concentration Limit determined pursuant to clauses (ii) through (v) of the first sentence of this definition.”
(vii) The definition of “Dilution Percentage” is amended in its entirety to read as follows:
     “‘Dilution Percentage’ means, as of any date, the product of (a) the sum of (i) the product of (x) 2.5, multiplied by (y) the average of the Dilution Ratios for each of the twelve most recently ended Fiscal Months, plus (ii) the Dilution Volatility Ratio as at the last day of the most recently ended Fiscal Month, multiplied by (b) the Dilution Horizon Factor as of such date.”
(viii) The definition of “Investor Purchase Limit” is amended in its entirety to read as follows:
     “‘Investor Purchase Limit’ means (a) with respect to the Group consisting of CAFCO and its Related Banks, $125,000,000, and (b) with respect to the Group consisting of Starbird and its Related Banks, $125,000,000. Any reduction (or termination) of the Purchase Limit pursuant to the terms of this Agreement shall reduce ratably (or terminate) each Group’s Investor Purchase Limit; provided, that if any Departing Group shall determine not to extend the Commitment Termination Date or shall approve an extension of the Commitment Termination Date based on a reduced Investor Purchase Limit for their Group, then, if the Investors and Banks in the other Groups shall nonetheless determine to extend the Commitment Termination Date, effective from such Commitment Termination Date, the Investor Purchase Limit of the Departing Group shall be so reduced or terminated.”
(ix) The definition of “Loss Percentage” is amended by (i) deleting the term “two” in clause (a)(i) thereof and replacing it with the term “2.5” and (ii) deleting the term “four” in clause (b) thereof and replacing it with the term “five”.

(x) The definition of “Net Receivables Pool Balance” is amended by deleting the term “***************” in clause (iv)(B) thereof and replacing it with the term “***************”.
(xi) The definition of “Purchase Limit” is amended in its entirety to read as follows:
     “‘Purchase Limit’ means $250,000,000, as such amount may be reduced pursuant to the immediately succeeding sentence or Section 2.01(b). In the event that the Facility Termination Date shall occur solely under clause (d) of such defined term, then on such Facility Termination Date the Purchase Limit shall be reduced by the aggregate Bank Commitments of the Banks in the Group for which such Facility Termination Date has occurred (as such Bank Commitments were in effect immediately prior to such Facility Termination Date). References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit, as then reduced pursuant to Section 2.01(b), minus the then outstanding Capital of Receivable Interests under this Agreement.”
          b. Section 2.08(a) of the Agreement is amended in its entirety to read as follows:
“(a) If CNAI, any Investor, any Investor Agent, any Bank, any entity (including any bank or other financial institution providing liquidity and/or credit support to any Investor in connection with such Investor’s commercial paper program) which purchases or enters into a commitment to purchase Receivable Interests or interests therein, or any of their respective Affiliates (each an “Affected Person”) determines that (i) due to any change in any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law), in each case made or issued after the date of this Agreement, the amount of the capital required or expected to be maintained by such Affected Person is or would be affected and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise maintain the investment in Pool Receivables or interests therein related to this Agreement or to the funding thereof and other commitments of the same type or (ii) due to compliance with any U.S. or international generally accepted accounting principles promulgated after January 29, 2010 applicable to such Affected Person (whether issued by the Financial Accounting Standards Board, the International Accounting Standards Board or any other accounting or governmental board or authority, whether foreign or domestic) there is a change in the treatment of the facility evidenced by this Agreement and the other Transaction Documents (whether or not relating to consolidation of assets and liabilities of an Investor with those of an Affected Person) and as a result thereof there is an increase in cost or a reduced return to such Affected Person, then, upon demand by such Affected Person (with a copy to the Program Agent and the Investor Agent for such Affected Person’s Group), the Seller shall immediately pay to the Investor Agent for such Affected Person’s Group for the account of such Affected Person

(as a third-party beneficiary), from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, in the case of clause (i), to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments, and in the case of clause (ii), to the extent of any increased cost or reduced return resulting therefrom, as reasonably determined by such Affected Person. A certificate as to such amounts submitted to the Seller and the Program Agent and the Investor Agent for such Affected Person’s Group by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.”
          SECTION 2. Effectiveness. This Amendment Agreement shall become effective as of the date hereof at such time that executed counterparts of this Amendment Agreement and a Fee Agreement replacing the current Fee Agreement (each in form and substance satisfactory to each Investor Agent party hereto and thereto) have been delivered by each party hereto to the other parties hereto; and all fees payable on the date hereof under said Fee Agreement have been paid.
          SECTION 3. Representations and Warranties. Each of the Seller and the Collection Agent represents and warrants that each of the representations and warranties contained in Section 4.01 and Section 4.02, respectively, of the Agreement (after giving effect to this Amendment Agreement) are correct in all material respects on and as of the date of this Amendment Agreement as though made on and as of such date.
          SECTION 4. Confirmation of Agreement. Each reference in the Agreement to “this Agreement” or “the Agreement” shall mean the Agreement as amended by this Amendment Agreement, and as hereafter amended or restated. Except as herein expressly amended, the Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.
          SECTION 5. Costs and Expenses. The Seller agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment Agreement and any other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Program Agent, the Investor Agents, the Investors and the Banks with respect thereto.
          SECTION 6. GOVERNING LAW. THIS AMENDMENT AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.
          SECTION 7. Execution in Counterparts. This Amendment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment Agreement by facsimile or by email in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.
          IN WITNESS WHEREOF, the parties have caused this Amendment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

HASBRO RECEIVABLES FUNDING, LLC, as the Seller
By:	/s/ Martin R. Trueb
	Name:	Martin R. Trueb
	Title:	Senior Vice-President, Treasurer

CAFCO, LLC, as an Investor
By:	Citibank, N.A., as Attorney-in-Fact

By:	/s/ Marina Donskaya
	Name:	Marina Donskaya
	Title:	Vice President

STARBIRD FUNDING CORPORATION, as an Investor
By:	/s/ Frank B. Bilotta
	Name:	Frank B. Bilotta
	Title:	President

CITICORP NORTH AMERICA, INC., as Program Agent and as an Investor Agent
By:	/s/ Marina Donskaya
	Name:	Marina Donskaya
	Title:	Vice President

CITIBANK, N.A., as a Bank
By:	/s/ Marina Donskaya
	Name:	Marina Donskaya
	Title:	Vice President

BNP PARIBAS, NEW YORK BRANCH as a Bank and as an Investor Agent
By:	/s/ Sean Reddington
	Name:	Sean Reddington
	Title:	Managing Director

By:	/s/ Philippe Mojon
	Name:	Philippe Mojon
	Title:	Director

HASBRO, INC., as an Originator and as Collection Agent
By:	/s/ Martin R. Trueb
	Name:	Martin R. Trueb
	Title:	Senior Vice-President, Treasurer